Exhibit 10.5

VENUE LEASE AGREEMENT

THIS VENUE LEASE AGREEMENT (“Lease”) is made and entered into as of May 11, 2026 (the “Effective Date”) by and between Sunset Amphitheater, LLC a Colorado limited liability company whose address is 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, herein designated as the “Landlord,” and Notes Live Foundation, a Colorado non-profit corporation, whose address 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920 d/b/a Venu Arts & Culture Foundation (“Foundation”), and Sunset Operations, LLC, a Colorado limited liability company, whose address is 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920 (“Sunset,” collectively with Foundation, the “Tenants”).

WITNESSETH:

In consideration of the rent to be paid and the covenants to be performed by Tenants hereunder, Landlord does hereby lease and demise to Tenants, and Tenants do hereby lease and take from Landlord, the Premises described below, upon the following terms and conditions:

1. PREMISES. Landlord hereby leases to Tenants in equal parts 50% to Foundation and 50% to Sunset, and Tenants hereby lease from Landlord in equal parts, that certain property located in Polaris Pointe South subdivision, El Paso County, Colorado Springs, Colorado, the same being more particularly described as “Lot 1” on Exhibit “A” attached hereto and incorporated herein by reference (the “Land”), together with an approximately 8,000 seat amphitheater and attendant improvements to be constructed by Landlord, at Landlord’s expense, in accordance with concept plans heretofore agreed upon between Landlord and Tenants and otherwise in accordance with design plans and specifications to be established hereafter by said parties (the “Improvements” and, together with the Land, the “Premises”.) The Premises specifically excludes the “Restaurant Building” and “Terraced Suites” adjacent to the Premises as defined in the Operations Lease Agreement between Foundation and Sunset (as co-landlords) and AEG Presents – Rocky Mountains LLC of even date herewith (“Operations Lease”).

2. TERM OF LEASE. The term of this Lease shall commence on August 21, 2024, the same effective date of the Ground Lease Agreement between Landlord (as tenant) and Notes CS I MT, LLC (“Ground Lease”), such date referred to herein as the “Commencement Date,” and shall expire at midnight on the date [***] years from the Commencement Date, unless terminated sooner as provided in this Lease. Tenants, at their option, may extend this Lease for [***] additional [***]-year terms by providing written notice of their intent to do so at least 120 days before expiration of said original Lease term or any extension thereof.

3. RENTAL. Beginning on the Commencement Date and continuing through and including the last day of the Lease term, as the same may be extended, Tenants covenant and agree to pay Landlord, without notice, demand or set-off, annual base rent equal to the sum of: (a) $3,222,000.00 per year plus (b) an escalator of 10% every five (5) years commencing on the fifth (5th) anniversary of the Rent Commencement Date and continuing thereafter every five (5) years throughout the Term, including any extensions thereof. (“Base Facility Rent”). As between the Tenants, Sunset shall pay all Base Facility Rent to Landlord including any late charges, interest or other amounts due to Landlord hereunder.

As additional facility rent payable by Sunset, and as an affiliate of the owner of the Premises (“Additional Rent”), and in consideration of the revenue share terms payable to Sunset as set forth in the Operations Lease, Sunset shall pay to Landlord, or pay directly to third parties, all amounts due for: (a) real and personal property taxes due and payable by Landlord for the Premises; (b) insurance premiums due and payable by Landlord in connection with Premises; (c) maintenance and capital improvement costs incurred by Landlord on the Premises; and (d) such additional costs as Landlord may be entitled to hereunder or included as “Additional Rent” in the Ground Lease. As between the Tenants, Sunset shall pay all Additional Rent to Landlord, including any late charges, interest or other amounts due to Landlord hereunder.

1

4. INTENTIONALLY DELETED.

5. LATE PAYMENTS.

(a) If Tenants shall neglect or fail to pay, when the same is due and payable, any Base Facility Rent or Additional Rent, or any other amount required to be paid under this Lease, Tenants shall pay to Landlord, in addition to such unpaid amounts, interest upon such unpaid amounts from the due date thereof to the date of payment at the rate of 12% per annum.

(b) If any installment of Base Facility Rent or Additional Rent is not received by Landlord by the 10th day of the month for which such installment is due, Tenants shall immediately pay to Landlord, in addition to any interest on delinquent amounts, a late charge equal to 1% of such installment. Landlord and Sunset agree that this late charge represents a reasonable estimate of costs and expenses related to the late payment and is fair compensation to Landlord for its loss suffered by such nonpayment by Sunset. The interest and late charge provisions contained herein are in addition to and do not diminish or represent a substitute for any or all of Landlord’s rights contained in this Lease.

6. DELIVERY AND CONDITION OF PREMISES. Landlord shall construct the Improvements on the Land and shall deliver the Premises to Tenants when the Improvements have been completed. Landlord represents, warrants, and covenants that upon delivery to Tenants, except for any condition owing to the act or negligence of Tenants, the Improvements will be completed in a good and workmanlike manner and in compliance with applicable laws, rules and regulation.

7. IMPROVEMENTS BY TENANTS. Following completion of the Improvements by Landlord, Tenants shall not undertake or permit any alterations, additions or improvements to the climate regulating, air conditioning, cooling, heating or sprinkler systems, nor shall Tenants install any television or radio antennas, heavy equipment apparatus and fixtures on or within the Premises, without the written consent of Landlord. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in or attached to the Premises by Tenants (if any), shall belong to and become the property of the Landlord upon expiration or earlier termination of the Lease and shall be surrendered with the Premises without hindrance, molestation or injury.

8. UTILITIES AND SERVICES. Utilities and services, including, without limitation, electric, water, sewer, telephone, gas, television, satellite services, Internet, garbage collection, lawn and landscaping care, shall be Tenants’ sole responsibility and all accounts and invoicing for utilities and services shall be in Tenants’ sole name. Tenants shall during the Term of this Lease (a) contract with a service company for the servicing and maintenance of all fire extinguishing systems and all mechanical exhaust devices, including, but not limited to, hoods, fans and air flues on a monthly, or more frequent if needed, basis; and (b) provide grease interceptors in compliance with all laws and regulations and service and maintain such grease interceptors on a scheduled basis.

9. REPAIRS AND CARE. Tenants shall (i) maintain the Premises in as good condition as at the Commencement Date, ordinary wear and tear and other matters set forth in this Lease excepted, and shall keep the Premises free of trash and debris; (ii) shall be responsible for all nonstructural repairs and all maintenance of the Premises, including, but not limited to, plumbing, sewer, window replacement or repair, or electrical repair; (iii) be responsible for maintenance and repair of stairways, elevators, halls, landscaping sidewalks and parking areas, if any; (iv) conform to all laws, orders and regulations of the federal, state or local governments, including special districts, or of any of their departments, applicable to the Premises; (v) repair at or before the end of the term, all injury to the Premises; and (vi) at the end of the term, surrender the Premises in as good condition as at the beginning of the term, except for those matters set forth in this Section.

10. SIGNS. Tenants shall reserve the right to place signage consistent with the requirements outlined in the Polaris Point South REA and at all times conforming to all laws and covenants applicable thereto.

11. COMPLIANCE WITH LAWS, ETC. Tenants shall obtain any and all government approvals required for Tenants’ intended use and occupancy of the Premises, including, but not limited to any Certificate of Occupancy and/or Certificate of Use, Site Plan Approval or Site Plan Waiver, and to promptly comply with all laws, ordinances, rules, regulations, requirements, orders, and directives of the federal, state, or local governments, including special districts, and of all their departments, agencies, bureaus and subdivisions, applicable to and affecting the use and occupancy of the Premises. Tenants shall correct and abate all nuisances, violations or other grievances in, upon or connected with the Premises and shall promptly comply with all orders, regulations, requirements and directives issued by the Board of Fire Underwriters or similar authority and of any insurance companies that have issued or are about to issue policies of insurance covering the Premises and its contents at the Tenants’ own cost and expense. If any federal, state or local governmental authority, including special districts, having jurisdiction over the subject property, requires any improvements be made to the Premises as a result of Tenants’ use of the subject property, Tenants shall be solely responsible for same.

2

12. LIABILITY INSURANCE. At the Tenants’ sole expense, the Tenants shall obtain and maintain, during the Term, public liability insurance naming the Landlord, its agents and the Tenants as insureds against any and all claims for injury to or death of persons or loss or damage to property occurring upon, in or about the Premises. Such insurance shall afford minimum protection of $5,000,000.00 with respect to bodily injury to or death of any one person, $5,000,000.00 with respect to bodily injury or death in any one occurrence or accident, and $5,000,000.00 for property damage. Such minimums may be satisfied by one or multiple policies at Tenants’ discretion. The Tenants waive all rights of recovery against the Landlord or Landlord’s agents, employees or other representatives for any loss, damages or injury of any nature whatsoever to property or persons for which the Tenants are insured. The Tenants shall obtain from Tenants’ insurance carriers and will deliver to the Landlord, waivers of the subrogation rights under the respective policies.

13. INDEMNIFICATION. The Tenants also agree to and shall save, hold and keep harmless and indemnify the Landlord, its officers, directors, members, shareholders, partners, lenders, agents and employees from and for any and all demands, losses, damages, claims, suits, actions, judgments, fines, penalties, payments, expenses, costs, attorney fees and investigation costs wholly or partially resulting from any acts or omissions by the Tenants or the Tenants’ agents, employees, guests, licensees, invitees, contractors, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the occupancy by the Tenants or the conduct of the Tenants’ activities. If any action or proceeding is brought against Landlord, its officers, directors, members, shareholders, partners, lenders, employees or agents, by reason of any such claim, Tenants, upon notice from Landlord, shall defend the claim at Tenants’ expense with counsel reasonably satisfactory to Landlord.

14. ASSIGNMENT. The Tenants shall not, without the written consent of the Landlord, assign, mortgage or hypothecate this lease, nor sublet or sublease the Premises or any part thereof.

15. USE AND POSSESSION OF PREMISES. Tenants, their successors or assigns may use the Premises for operation of a restaurant, music venue, event venue, and other public or private uses deemed appropriate by Tenants, including without limitation hosting, promotion, and production of concert events on the Premises pursuant to the Operations Lease with AEG Presents – Rocky Mountains, LLC and specific usage rights of Tenants set forth therein; provided, however, that Tenants’ usage rights shall be subject at all times to any contractual “firepit suite” or other Premises usage rights of Landlord’s Class A, Class B, or other members. Any other use shall be permitted only with the written consent of the Landlord, subject to any covenants restricting use of the Premises. The Tenants shall not occupy or use the Premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty. Tenants shall not use, store, manufacture or in any manner bring upon the Premises any hazardous wastes, hazardous chemicals, hazardous substances or petroleum products, except to the extent reasonable and common for the operation of an outdoor concert amphitheater and event venue.

16. SUBORDINATION. This Lease and Tenants’ rights under this Lease are subject and subordinate to any first mortgage, first deed of trust, or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements thereof that any subsequent time affects the Premises or any interest of Landlord in the Premises or Landlord’s interest in this Lease and the estate created by this Lease. Tenants agree to execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, documents requested by Landlord, any mortgage or any holder of a deed of trust or other instrument described in this section, to confirm or effect the subordination provided herein. Any refusal by Tenants to execute and deliver such documents shall be a material breach of this Lease.

17. ESTOPPEL CERTIFICATE. Landlord and Tenants agree at any time and from time to time, upon not less than 20 days’ prior written request by either of them to the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee, or mortgagee or assignee of any mortgage upon the fee or leasehold interest in the Premises, or by any assignee of the Tenants.

3

18. CONDEMNATION. If the Premises, or the land or property of which the Premises are a part, or any portion thereof, is taken under eminent domain or condemnation proceedings, or is sold or conveyed in lieu of any formal eminent domain or condemnation proceedings or actions, then this Lease shall terminate, and the term thereof shall end as of the date possession is taken. Tenants shall have no claim or right to claim or be entitled to any portion of any amount that may be awarded as damages or paid as the result of such taking or sale; and all rights of the Tenants to damages, if any, are hereby assigned to the Landlord.

19. FIRE AND OTHER CASUALTY. Tenants shall immediately notify Landlord of any fire or other casualty at the Premises. If the Premises is damaged by fire or other casualty, but not so as to render the Premises untenantable, the Landlord shall repair the same as speedily as practicable, but the Tenants’ obligation to pay the rent hereunder shall not cease. If, in the opinion of the Landlord, the Premises be so extensively and substantially damaged as to render it untenantable, then the rent shall cease until such time as the Premises shall be made tenantable by the Landlord. However, if, in the opinion of the Landlord, the Premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then Landlord shall either: (a) notify Tenants that the Lease is terminated; or (b) notify Tenants that Landlord intends to rebuild the Premises, in which case, rent shall be abated from the date of the fire or other casualty until issuance of a certificate of occupancy for the Premises, during which time Tenants may terminate this Lease by written notice to Landlord. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty results from the carelessness, negligence or improper conduct of the Tenants or the Tenants’ agents, employees, guests, contractors, licensees, invitees, subtenants, assignees or successors. In such case, the Tenants’ liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenants’ part to be performed shall continue and the Tenants shall be liable to the Landlord for the damage and loss suffered by the Landlord. Tenants shall repair all damages caused to the Premises by vandalism or burglary.

20. REIMBURSEMENT OF LANDLORD. If the Tenants shall fail or refuse to comply with and perform any conditions and covenants of this Lease, the Landlord may if the Landlord so elects, carryout and perform such conditions and covenants, at the cost and expense of the Tenants. All costs and expenses incurred by Landlord pursuant to this section shall be additional rent and shall be due and payable within 15 days after written demand from Landlord to Tenants. This remedy shall be in addition to any other remedies the Landlord may have upon Tenants’ breach of any of the covenants and conditions in this Lease.

21. INSPECTION AND REPAIR. Landlord, its agents, employees or other representatives, may enter into and upon the Premises, or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

22. RIGHT TO EXHIBIT. Landlord, its agents, employees or other representatives, may enter into and upon the Premises, or any part thereof, at all reasonable hours, to show the premises to persons wishing to rent or purchase the same. Beginning 90 days prior to the expiration of this Lease, the Landlord, its agents, employees or other representatives, shall have the right to place notices on the front of the Premises or any part thereof, offering the Premises for rent or for sale; and the Tenants hereby agree to permit the same to remain thereon without hindrance or molestation.

23. INCREASE OF INSURANCE RATES. If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements of which it is a part, in an amount and form and with insurance companies acceptable to the Landlord, the Landlord may, if the Landlord so elects at any time thereafter, terminate this Lease, upon giving the Tenants fifteen days’ notice in writing of such termination.

4

24. LANDLORD’S REMEDIES ON DEFAULT.

(a) The failure of Tenants to perform each covenant made under this Lease, including any abandonment of the Premises by Tenants, shall constitute a default hereunder. However, Landlord shall not commence any action to terminate Tenants’ right of possession as a consequence of a default until the period of grace with respect thereto, if any, has elapsed.

(i) Tenants shall have a period of three (3) days from the date of written notice from Landlord within which to cure any default in the payment of any monetary obligations of Tenants under this Lease.

(ii) Tenants shall have a period of fifteen (15) days from the date of written notice from Landlord within which to cure any other default under this Lease which is capable of being cured; provided, however, that with respect to any curable default which cannot reasonably be cured within fifteen (15) days, the default shall not be deemed to be uncured if Tenants commence to cure within fifteen (15) days from Landlord’s notice and thereafter prosecutes diligently and continuously to completion all acts required to cure the default.

(b) If Tenants fail to cure a default, Landlord shall have the following rights and remedies in addition to any other rights and remedies available to Landlord at law or in equity:

(i) The right to continue this Lease in effect and to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenants’ right to possession. Acts of maintenance or preservation, efforts to relent the Premises, or the ex parte appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenants’ right to possession;

(ii) The right to terminate this Lease by giving notice to Tenants in accordance with applicable law. Tenants shall be entitled to retain possession of the Premises for a period of one hundred twenty (120) days following service of such notice;

(iii) If Tenants have vacated the Premises, the right and power to enter the Premises and remove therefrom all persons and property, at the discretion of the Landlord, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenants. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term of this Lease) and at such rent and such other terms as Landlord in its discretion may deem advisable, with the right to make alterations and repairs to the Premises. Rents received from such subletting shall be applied first, to payment of any indebtedness other than rent due hereunder, from Tenants to Landlord; second, to payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenants. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

25. REMOVAL OF TENANT’S PROPERTY. Any equipment, fixtures, goods or other property of the Tenants not removed by the Tenants upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Premises by the Tenants, or upon the Tenants’ eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenants, to sell or otherwise dispose of the same, at the expense of the Tenants, and shall not be accountable to the Tenants for any part of the proceeds for such sale, if any.

26. NON-LIABILITY OF LANDLORD. The Landlord shall not be liable for, and Tenants hereby release and waive any claim against Landlord arising out of, any damage or injury which may be sustained by the Tenants or any other person, as a consequence of the failure, breakage, leakage or obstruction of water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators, or hoisting equipment or by reason of the elements; or attributable to any interference with, interruption of or failure beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord.

27. NON-WAIVER OF LANDLORD. The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenants of the conditions and covenants of this Lease or to exercise any election or option or to resort or have recourse to any remedy herein confirmed or the acceptance by the Landlord of any installment of rent after any breach by the Tenants, in any one or more instances, shall not be construed and deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

5

28. NON-PERFORMANCE BY LANDLORD. This Lease and the obligation of Sunset to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord’s inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

29. SEVERABILITY. Tie terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

30. NOTICES. All notices required under the terms of this Lease shall be given and shall be completed by hand—delivery or mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this Lease or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

31. TITLE AND QUIET ENJOYMENT. The Landlord covenants and represents that the Landlord is the owner of the Premises and has the right and authority to enter into, execute and delivery this Lease and does further covenant that the Tenants, on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Premises for the term of the Lease.

32. ENTIRE CONTRACT. This Lease contains the entire contract between the parties relating to the subject matter of this Lease. No additions, changes or modifications, renewals or extensions hereof shall be binding unless reduced to writing and signed by the Landlord and the Tenants.

33. MECHANICS LIENS. No one shall have any lien or claim against the Landlord or Landlord’s interest in the Premises for work done or materials supplied at the insistence of Tenants. If any mechanics’ or other liens are created or filed against the Premises, or the land upon which it is located, by reason of labor performed or materials furnished for the Tenants in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Tenants shall upon demand, at the Tenants’ own cost and expense, cause such lien or liens to be satisfied and discharged of record together with any Notices of Intent that may have been filed.

34. HOLDOVER. Any rule of law to the contrary notwithstanding, in the event the Tenants remain in possession of the Premises or any part thereof subsequent to the expiration of the term hereof and such holding over shall be with the consent of the Landlord, it shall be conclusively deemed that such possession and occupancy shall be for a tenancy from month-to-month, subject to all of the other terms and conditions of this Lease, including, without limitation, rent adjustments.

35. BROKERS. Neither Landlord nor Tenants have dealt with any broker or finder with regard to the Premises or this Lease. Tenants will indemnify Landlord against any loss, liability and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone with whom Tenants have dealt in regard to the Premises or this Lease. Landlord will indemnify Tenants against any loss, liability and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone with whom Landlord has dealt in regard to the Premises or this Lease.

36. RECORDATION. Tenants shall not file this Lease in the real property records of any county clerk and recorder.

37. INTERPRETATION. This Lease is the product of negotiations between the Parties, therefore, the rule of construction which provides that ambiguities in a contract shall be construed against the drafter shall not apply to this Lease and all Parties waive any such defense to the terms of this Lease. In all references herein to any Parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

6

38. BINDING EFFECT; BENEFIT. All the terms covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

39. APPLICABLE LAW. This Lease is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Colorado. Any suits, proceedings, arbitrations, or other actions relating to, arising out of or in connection with this Lease shall be submitted to the jurisdiction of the courts located exclusively in the State of Colorado, City of Colorado Springs.

40. ATTORNEYS’ FEES AND COSTS. In the event an arbitration, suit or action is brought by any Party to this Agreement to enforce any terms of this Agreement, or in any appeal therefrom, it is agreed that the prevailing Party shall be awarded its costs and expenses incurred in the proceeding, including without limitation, reasonable attorney fees, expert witness fees, filing fees, arbitrator fees and interest, to be fixed by the arbitrator, trial court, and/or appellate court.

41. JOINT AND SEVERAL. Unless otherwise expressly reserved to Sunset, the obligations of Tenants under this Lease are joint and several.

[SIGNATURES ON FOLLOWING PAGE]

7

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year written herein below:

LANDLORD:

Sunset Amphitheater, LLC

By:	/s/ JW Roth
Title:	CEO
Date:	5/12/2026

TENANT:

Notes Live Foundation d/b/a Venu Arts & Cultural Foundation

By:	/s/ Chloe Hoeft
Title:	President
Date:	5/12/2026

TENANT:

Sunset Operations, LLC

By:	/s/ JW Roth
Title:	CEO
Date:	5/12/2026

8

Exhibit A

9